                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  August 1, 1997
                                                       ------------------


                           CINCINNATI MICROWAVE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Ohio                         0-13136                             31-0903863
----------------------------            ------------                      -------------------
(State or other jurisdiction            (Commission                        (I.R.S. Employer
     of incorporation)                  File Number)                      Identification No.)

   One Microwave Plaza, Cincinnati, Ohio                                       45249-9502
   ---------------------------------------                                     ----------
   (Address of principal executive office)                                     (Zip Code)

 Registrant's telephone number, including area code      (513) 489-5400
                                                   --------------------------


  ---------------------------------------------------------------------------
        (Former name, former address and former fiscal year, if
                       changed since last report)

Form 8-K                                            Cincinnati Microwave, Inc.

Item 5.   OTHER EVENTS

Cincinnati Microwave, Inc. has announced that Kurt Stump has been promoted to President and Chief Executive Officer, effective August 1, 1997, replacing Erika Williams. Ms. Williams resigned the posts of President & Chief Executive Officer to pursue other business interests. She will remain Chairman of the Board. She has been a director of the Company since 1994, and was appointed President and Chief Executive Officer effective June 10, 1996, and Chairman in October 1996.

Mr. Stump, 47, joined Cincinnati Microwave in mid-1996 as a consultant and later became Vice President and Chief Financial Officer. Previously, he served as Executive Vice President and Chief Financial Officer of Future Healthcare, Inc., a provider of clinical research studies to the pharmaceutical industry, having joined that company in 1995, after the discovery of accounting irregularities and assisted in the company's liquidation. From 1994 to 1995, he was Senior Vice President and Chief Financial Officer of Omnicare, Inc., a provider of pharmacy services to nursing home patients, and from 1990 to 1994 was Vice President, Finance and Chief Financial Officer of 84 Lumber Company, an operator of 370 retail lumberyards/home centers. Between 1981 and 1990, Stump served as Controller for several companies in the retail industry. From 1971 to 1981 he held positions of increasing responsibility with Price Waterhouse, an international accounting firm.


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Form 8-K                                             Cincinnati Microwave, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 1, 1997

                                         CINCINNATI MICROWAVE, INC.

                                        By /s/ KURT H. STUMP
                                           -----------------------------------
                                           Kurt H. Stump
                                           President & Chief Executive Officer